Exhibit 10.11
THIRD AMENDMENT TO CREDIT AGREEMENT
     THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of August 6, 2010, by and between SIGMATRON INTERNATIONAL, INC., a Delaware corporation (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, successor-by-merger to Wells Fargo HSBC Trade Bank, National Association (“Bank”).
RECITALS
     WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of January 8, 2010, as amended from time to time (“Credit Agreement”).
     WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Credit Agreement and have agreed to amend the Credit Agreement to reflect said changes.
     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Credit Agreement shall be amended as follows:
     1. Section 1.1.(a) is hereby amended by deleting “Twenty-Five Million Dollars ($25,000,000.00)” as the maximum principal amount available under the Line of Credit, and by substituting for said amount “Thirty Million Dollars ($30,000,000.00).”
     2. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.
     3. Borrower hereby remakes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.
     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

SIGMATRON INTERNATIONAL, INC.		WELLS FARGO BANK, NATIONAL ASSOCIATION, successor-by-merger to Wells Fargo HSBC Trade Bank, National Association
By:	/s/ Linda K. Frauendorfer
	Title: Chief Financial Officer	By:	/s/ Matthew Soper
Matthew Soper
Relationship Manager